Exhibit 99.1

EXECUTION VERSION

$450,000,000

NEUROCRINE BIOSCIENCES, INC.

2.25% Convertible Senior Notes due 2024

PURCHASE AGREEMENT

April 26, 2017

JEFFERIES LLC

BARCLAYS CAPITAL INC.

as Representatives of the

Initial Purchasers listed in

Schedule I hereto

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), hereby agrees with you as follows:

1. Issuance of Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the initial purchasers listed in Schedule I hereto (collectively, the “Initial Purchasers”), for whom Jefferies LLC and Barclays Capital Inc. are acting as representatives (in such capacity, the “Representatives”), $450,000,000 in aggregate principal amount of 2.25% Convertible Senior Notes due 2024 (the “Initial Securities”). The Initial Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of May 2, 2017, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $67,500,000 in aggregate principal amount of its 2.25% Convertible Senior Notes due 2024 on the terms and conditions and for the purposes set forth in Section 3 (the “Option Securities” and, together with the Initial Securities, the “Securities”). The Securities will be convertible into duly and validly issued, fully paid and non-assessable shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (such shares, the “Conversion Shares”), cash or a combination of cash and the Conversion Shares, at the Company’s election, on the terms, and subject to the conditions, set forth in the Indenture.

Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of Notes” section of the Final Offering Memorandum (as hereinafter defined).

The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Company (i) has prepared a preliminary offering memorandum, dated April 25, 2017 (the “Preliminary Offering Memorandum”), and a related pricing term sheet, dated the date hereof, attached hereto as Schedule II, which includes pricing terms and other information with respect to the Securities and the Conversion Shares (the “Pricing Supplement”), and (ii) will prepare within two business days of the date hereof the Final Offering Memorandum, in each case, relating to the offer and sale of the Securities (the “Offering”). All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document (as defined below) or the Final Offering Memorandum include, unless expressly stated otherwise, (x) all amendments or supplements thereto, and (y) all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document (as defined below) or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein), including the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2017. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”

2. Terms of Offering. The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Securities purchased by the Initial Purchasers hereunder on the terms set forth in the Time of Sale Document to persons (the “Subsequent Purchasers”) whom the Initial Purchasers reasonably believe are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act). As used herein, “Time of Sale” means 9:30 p.m. (New York City time) on April 26, 2017.

This Agreement, the Indenture and the Securities are collectively referred to herein as the “Documents”, and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

3. Purchase, Sale and Delivery.

(a)	On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, agree to purchase from the Company, the aggregate principal amount of Initial Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto at a purchase price of 97.25% of the aggregate principal amount thereof.

(b)	The Company hereby grants to the Initial Purchasers an option to purchase up to $67,500,000 in aggregate principal amount of Option Securities at the same purchase price as set forth above in Section 3(a) for the Initial Securities, plus accrued interest from April 26, 2017 to the applicable Option Closing Date (as defined below). The option will expire 30 days after the date of the Final Offering Memorandum and may be exercised in whole or in part from time to time by written notice being given to the Company by the Initial Purchasers; provided that such option may be exercised only once. Such notice shall set forth the aggregate principal amount of Option Securities as to which the option is being exercised, the names in which the principal amount of Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Representatives, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Closing Date, and if later than the Initial Closing Date, shall not be earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. If any Option Securities are to be purchased, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the principal amount of Option Securities that bears the same proportion to the total principal amount of Option Securities to be purchased as the total principal amount of Initial Securities.

(c)	Delivery to the Initial Purchasers of and payment for the Initial Securities shall be made at a closing (the “Initial Closing”) to be held at 10:00 a.m., New York City time, on May 2, 2017 (the “Initial Closing Date”) and delivery to the Initial Purchasers of and payment for the Option Securities shall be made at a closing (the “Option Closing” and, together with the Initial Closing, a “Closing”) to be held at a date and time specified by the Representatives in the written notice of the Initial Purchasers’ election to purchase the Option Securities (the “Option Closing Date” and, together with the Initial Closing Date, a “Closing Date”), in each case, at the New York City offices of Latham & Watkins LLP (or such other place as shall be reasonably acceptable to the Representatives).

(d)	The Company shall deliver to the Initial Purchasers one or more certificates representing the Initial Securities and the Option Securities, as the case may be, in definitive form, registered in such names and denominations as the Initial Purchasers may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchasers at least two business days prior to the Closing. The certificates representing the Initial Securities and the Option Securities, as the case may be, in definitive form shall be made available to the Initial Purchasers for inspection at the New York City offices of Latham & Watkins LLP (or such other place as shall be reasonably acceptable to the Representatives) not later than 10:00 a.m. New York City time one business day immediately preceding the applicable Closing Date. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Initial Purchaser that, as of the date hereof and as of the applicable Closing Date:

(a)	Limitation on Offering Materials. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities, or otherwise is prepared to market the Securities, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) any marketing materials (including any roadshow or investor presentation materials) or other written communications, in each case used in accordance with Section 5(c) hereof (each such communication by the Company or its agents or representatives described in this clause (iii), a “Company Additional Written Communication”).

(b)	No Material Misstatement or Omission. (i) The Time of Sale Document, as of the Time of Sale, did not and, at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Final Offering Memorandum, as of the date thereof, did not, and, at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) each such Company Additional Written Communication does not conflict with the information contained in the Time of Sale Document or the Final Offering Memorandum, and when taken together with the Time of Sale Document, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser and furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Time of Sale Document or the Final Offering Memorandum as set forth in Section 13. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Time of Sale Document or the Final Offering Memorandum in any jurisdiction, and no proceeding for either such purpose has commenced or, to the knowledge of the Company, is pending or is contemplated.

(c)

Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Document or the Final Offering Memorandum, at the time such documents were or hereafter are filed with the SEC, complied and will comply, in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) and did not or will not (in the case of documents filed with the SEC after the date hereof) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required pursuant to the Exchange Act to be described in such incorporated documents or to be filed as exhibits to such incorporated documents which have not been described or filed as required.

(d)	Reporting Compliance. The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(e)	Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the SEC and incorporated by reference in the Time of Sale Document and the Final Offering Memorandum, are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board whose registration has not been suspended or revoked and, to the Company’s knowledge, who has not requested such registration to be withdrawn.

(f)	Preparation of the Financial Statements. The financial statements filed with the SEC and incorporated by reference in the Time of Sale Document and the Final Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Time of Sale Document or the Final Offering Memorandum. The financial data set forth or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum fairly present the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the Time of Sale Document and the Final Offering Memorandum. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(g)

Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2016, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(h)	Statistical and Market-Related Data. The statistical, demographic and market-related data contained in the Time of Sale Document and the Final Offering Memorandum are fairly and accurately presented, are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(i)	Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) the Company’s principal executive officer and principal financial officer concluded to be effective at the reasonable assurance level. Based on the most recent evaluation of its internal control over financial reporting, the Company is not aware of (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(j)

No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum, subsequent to the respective dates as of which information is given in the Time of Sale Document and the Final Offering Memorandum: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the

Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(k)	Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Time of Sale Document and the Final Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement, except where the failure to be in good standing would not reasonably be expected to result in a Material Adverse Change. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and (ii) such other entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(l) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Document and the Final Offering Memorandum (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Document, upon the vesting of outstanding restricted stock units described in the Time of Sale Document or upon the exercise of outstanding options or warrants described in the Time of Sale Document). The capital stock of the Company (including the Conversion Shares) conform in all material respects to the description thereof contained in the Time of Sale Document. All of the issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Time of Sale Document and the

Final Offering Memorandum. The description of the Company’s equity incentive, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Document and the Final Offering Memorandum accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All grants of options, restricted stock units, warrants and other rights to purchase or exchange or settle into, any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the Time of Sale Document and were issued in compliance in all material respects with federal and state securities laws. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except for such liens, encumbrances, equities or claims (i) disclosed in the Time of Sale Document and the Final Offering Memorandum or (ii) as would not, in the aggregate, reasonably be expected to result in a Material Adverse Change. The maximum number of shares of Conversion Shares issuable upon conversion of the Securities (assuming full physical settlement of the Securities upon conversion and the maximum conversion rate under any “make whole” adjustment applies) have been duly authorized and reserved for issuance upon the conversion of the Securities by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Time of Sale Document, will be issued in compliance in all material respects with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights. All grants of options to acquire capital stock of the Company (each, a “Company Stock Option”) were approved by the Board of Directors of the Company, a committee thereof or an individual with authority duly delegated by the Board of Directors of the Company or a committee thereof. Grants of Company Stock Options were, as a whole, made in material compliance with the terms of the plans under which such Company Stock Options were issued. There is no and has been no policy or practice of the Company to coordinate the grant of Company Stock Options with the release or other public announcement of material information regarding the Company or its results of operations or prospects. Except as described in the Time of Sale Document and the Final Offering Memorandum, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Final Offering Memorandum, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares of Common Stock issued pursuant to employee benefit plans, qualified equity incentive plans or other employee compensation plans or pursuant to outstanding options, restricted stock units, rights or warrants.

(m)	Legal Power and Authority. The Company has all necessary power and authority to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the Transactions.

(n)	This Agreement and the Indenture. This Agreement has been duly and validly authorized, executed and delivered by the Company. The Indenture has been duly and validly authorized by the Company and, at the Initial Closing Date, will have been duly executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, this Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(o)	The Securities. The Securities have each been duly and validly authorized by the Company and, when issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Securities will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum and will be in the form contemplated by the Indenture.

(p)	Compliance with Existing Instruments. Neither the Company nor any of its subsidiaries (i) is in violation of its applicable charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to result in a Material Adverse Change.

(q)

No Conflicts. The issue and sale of the Securities, the execution, delivery and performance of this Agreement, the Indenture and the Securities, the consummation of the transactions contemplated hereby and thereby (including the issuance of the

Conversion Shares) and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Time of Sale Document will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to result in a Material Adverse Change.

(r)	No Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Securities, the execution, delivery and performance of this Agreement, the Indenture or the Securities by the Company, the consummation of the transactions contemplated hereby and thereby (including the issuance of the Conversion Shares), the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Time of Sale Document, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, and consents, approvals and similar authorizations required for the listing of the Conversion Shares on the NASDAQ Global Select Market (“NASDAQ”).

(s)	No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) to the Company’s knowledge, there is a substantial likelihood that such action, suit or proceeding will be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of the Securities. No material labor dispute with the employees of the Company or any of its subsidiaries, or to the Company’s knowledge, with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s knowledge, is threatened or imminent.

(t)	All Necessary Permits. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(u)	Title to Properties. The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(f) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. To the Company’s knowledge, the real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(v)	Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(f) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(w)

Intellectual Property Rights. The Company and its subsidiaries own, possess or can acquire or license on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; except to the extent failure to own, possess, license or acquire such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others. Except as would not be reasonably likely to result, individually or in the aggregate, in a Material Adverse Change (i) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company and its subsidiaries in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 1(w) result in a Material Adverse Change; (iii) the

Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 1(w) result in a Material Adverse Change; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property Rights or other proprietary rights of others, the Company and its subsidiaries have not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would reasonably be expected, individually or in the aggregate, together with any other claims in this Section 1(w) to result in a Material Adverse Change; and (v) to the Company’s knowledge, no employee of the Company or a subsidiary of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or a subsidiary of the Company, or actions undertaken by the employee while employed with the Company or a subsidiary of the Company and would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company and its subsidiaries for which they have not sought, and do not intend to seek, to patent or otherwise protect pursuant to applicable intellectual property laws has been kept confidential or disclosed only under obligations of confidentiality. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum and are not described therein. None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, any of its or its subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except in each case for such violations that would not reasonably be expected to result in a Material Adverse Change.

(x)

ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the

“Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to result in the loss of such qualification.

(y)	Labor Matters. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to result in a Material Adverse Change. Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, in each case the violation of any of which would reasonably be expected to result in a Material Adverse Change.

(z)	Compliance with Environmental Laws. Except as described in the Time of Sale Document and the Final Offering Memorandum and except as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(aa)	Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(bb)	Use of Proceeds; Solvency; Going Concern. All indebtedness represented by the Securities is being incurred for proper purposes and in good faith. On the applicable Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the Time of Sale Document and the Final Offering Memorandum, the Company (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; and (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Time of Sale Document and Final Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature.

(cc)	No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the shares of Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)) whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(dd)	No Registration Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the TIA is required for the offer or sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that all of the purchasers in the Exempt Resales are QIBs and (ii) the accuracy of the Initial Purchasers’ representations contained herein regarding the absence of general solicitation in connection with the sale of the Securities to the Initial Purchasers and in the Exempt Resales.

(ee)	Rule 144A; No Integration. The Securities will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company have been offered, issued or sold by the Company or any of its affiliates within the six-month period immediately prior to the date hereof that would be integrated with the offering of the Securities contemplated by this Agreement in a manner that would require registration of the Securities under the Securities Act. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(ff)	Margin Requirements. None of the Transactions or the application of the proceeds of the Securities will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(gg)	Investment Company Act. Neither the Company nor any of its subsidiaries is, and as of the applicable Closing Date and, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Time of Sale Document and the Final Offering Memorandum, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(hh)	No Brokers. Except as contemplated by this Agreement, and as described in the Time of Sale Document and the Final Offering Memorandum, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any Transactions.

(ii)	Parties to Lock-Up Agreements. Each of the Company’s directors and executive officers listed in Exhibit B has executed and delivered to Jefferies and Barclays a lock-up agreement in the form of Exhibit A hereto. Exhibit B hereto contains a true, complete and correct list of all directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to Jefferies and Barclays an agreement in the form attached hereto as Exhibit A.

(jj)

No Outstanding Loans or Other Extensions of Credit. Since the adoption of Section 13(k) of the Exchange Act, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(kk)	No Restrictions on Payments of Dividends. As of the applicable Closing Date, except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum, there will be no encumbrances or restrictions on the ability of the Company or any of its subsidiaries (x) to pay dividends or make other distributions on such subsidiary’s capital stock or to pay any indebtedness to the Company or any other subsidiary of the Company, or (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other subsidiary.

(ll)	Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has (i) taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or (ii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and its subsidiaries and, to the Company’s knowledge, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)	Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(nn)	Compliance with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any other employee, agent or affiliate or other person authorized to act on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)	Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(pp)	Listing. The shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NASDAQ, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act or delisting the shares of Common Stock from NASDAQ. Except as described in the Company’s periodic filings under the Exchange Act incorporated by reference in the Time of Sale Document or the Final Offering Memorandum, the Company has not received any notification that the SEC or NASDAQ is contemplating terminating such registration or listing.

(qq)

Health Care Laws. The Company, its subsidiaries and their respective directors, officers, employees, and, to the Company’s knowledge, agents (while acting in such capacity) are, and at all times since January 1, 2014 have been, in material compliance with, all health care laws applicable to the Company or its subsidiaries or any of its products or activities, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Civil Monetary Penalties Laws (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the Criminal False Statements Law (42 U.S.C. § 1320a-7b(a)), the Physician Payments Sunshine Act (42 U.S.C. § 1320-7h), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287, the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-

7), the Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Controlled Substances Act (21 U.S.C. §§ 801 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, each as amended, the regulations promulgated pursuant to such laws, and any other state or federal law, accreditation standards, regulation, memorandum, opinion letter, or other issuance which imposes requirements on the manufacturing, development, testing, labeling, marketing or distribution of pharmaceutical products, kickbacks, patient or program charges, recordkeeping, documentation requirements, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care or pharmaceutical services (collectively, the “Health Care Laws”). The Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any court, arbitrator, third-party or governmental or regulatory authority, including, without limitation, the United States Food and Drug Administration (“FDA”), the Drug Enforcement Agency, the Centers for Medicare & Medicaid Services, the U.S. Department of Justice, and the U.S. Department of Health and Human Services Office of Inspector General, of potential or actual non-compliance by, or liability of, the Company or its subsidiaries under any Health Care Laws, and to the knowledge of the Company, no such Action is threatened. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to liability of the Company under any Health Care Laws. The Company is not a party to any corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(rr)

Manufacturing of Products. The manufacture of Company products by or on behalf of the Company is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 C.F.R. Parts 210-211 for products sold in the United States, and the respective counterparts thereof promulgated by governmental authorities in countries outside the United States. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum or as would not reasonably be expected to result a Material Adverse Change, during the three (3) year period ending on December 31, 2016, the Company has not had any product or manufacturing site (whether Company-owned or that of a contract manufacturer for Company products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action.

(ss)	Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its subsidiaries were and, if still pending, are being conducted in compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable laws and authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder, except where the failure to be in compliance has not resulted and would not reasonably be expected to result in a Material Adverse Change; the descriptions of the results of such studies, tests and trials contained in the Time of Sale Document and the Final Offering Memorandum are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Time of Sale Document, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Time of Sale Document when viewed in the context in which such results are described and the clinical state of development; and the Company and its subsidiaries have not received any notices or correspondence from any applicable governmental authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or its subsidiaries.

(tt)	Settlement Orders. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, the Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental authority.

(uu)	Health Care Proceedings. Neither the Company, nor, to the Company’s knowledge, any of its directors, officers, employees and agents, is debarred or excluded, or has been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion, from any federal or state government health care program under 21 U.S.C. § 335a or any similar state law, rule or regulation. As of the Time of Sale, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a debarment or exclusion are pending or, to the Company’s knowledge, threatened against the Company, or the directors, officers, employees or agents of the Company.

5. Covenants of the Company. The Company agrees:

(a)

Securities Law Compliance. To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Representatives, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event at any time prior to the completion of the offering of the Securities that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Communication, or the Final Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)	Offering Documents. To (i) furnish the Representatives, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Representatives may reasonably request, and (ii) promptly prepare, upon the Representatives’ reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Representatives, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c)	Consent to Amendments and Supplements. Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the applicable Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Securities purchased by the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and shall have provided its written consent thereto. Before making, preparing, using, authorizing, approving or referring to any Company Additional Written Communications, the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object. The Company consents to the use by the Initial Purchasers of a Company Additional Written Communication that contains (A) information describing the preliminary terms of the Securities or their offering or (B) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Supplement.

(d)

Preparation of Amendments and Supplements to Offering Documents. So long as the Initial Purchasers shall hold any of the Securities, (i) if any event shall occur as a result of which it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum to correct any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, to prepare, at the expense of the Company, an appropriate amendment or supplement to the

Time of Sale Document and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Representatives) so that as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Representatives) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such rule.

(e)	“Blue Sky” Law Compliance. To cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Securities under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions as the Representatives may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject. The Company will advise the Initial Purchasers promptly of the suspension of any such exemption relating to the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)

Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the offering of the Securities hereunder, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and the Company’s transfer agent, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Time of Sale Document and the Final Offering Memorandum (including financial statements, exhibits, schedules, consents and certificates of experts), and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a “blue sky survey”, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations, determinations and exemptions, (vii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, (viii) all fees charged by rating agencies in connection with the rating of the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives, employees and officers of the Company and of the Representatives and any such consultants, and (viii) the fees and expenses associated with listing the Conversion Shares on the NASDAQ and/or any other exchange. Except as provided in this Section 5, Section 8, and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

(g)	Use of Proceeds. To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds.”

(h)	Integration. Not to, and to ensure that no affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the purchasers of the Securities in the Exempt Resales.

(i)	Stabilization or Manipulation. Not to take, and to ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security (in violation of Regulation M or other applicable laws), in order to facilitate the sale or resale of the Securities in the Offering.

(j)	DTC. To use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(k)	Rule 144(A) Information. For so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective purchaser of the Securities in an Exempt Resale from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(l)

Additional Offering Materials. Not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Securities other than the Time of Sale Document and the Final Offering

Memorandum and any amendments and supplements to the Preliminary Offering Memorandum or the Final Offering Memorandum prepared in compliance with this Agreement or (ii) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(m)	Sale of Restricted Securities. During the one year period after the applicable Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future subsidiaries of either the Company or any other affiliates controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future subsidiaries or any other affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities no longer being “restricted securities” (as such term is defined under Rule 144(a)(3)).

(n)	Listing. The Company will use commercially reasonable efforts to cause the Conversion Shares to be listed, and to maintain the listing of the Conversion Shares, on the NASDAQ Global Select Market.

(o)

Company Lock-Up. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Final Offering Memorandum (the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Common Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Common Stock or Related Securities; (iv) in any other way transfer or dispose of any Common Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Common Stock or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Common Stock or Related Securities (other than as contemplated by this Agreement or a registration statement on Form S-8 relating to the Company’s equity incentive plans); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may issue Common Stock (i) pursuant to transactions relating to any director or employee equity incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Time of Sale Document and described in the Time of Sale Document (including the issuance of securities thereunder, the issuance of Common Stock upon the exercise of options issued pursuant thereto, and the issuance of Common Stock upon the vesting of restricted stock units issued pursuant thereto), (ii) pursuant to the conversion of securities or the exercise of warrants outstanding at the date of the Time of Sale Document and described in the Time of Sale Document, (iii) to one or more counterparties in connection with the consummation a strategic partnership, joint venture, collaboration or the acquisition or license of any business products or technology; provided that, with respect to this subsection (iii), (1) the sum of the aggregate number of Common Stock so issued shall not exceed 5% of the total outstanding shares of Common Stock immediately following the completion of this offering of Securities and (2) prior to the issuance of such shares of Common Stock each recipient of Common Stock agrees in writing not to sell, offer, dispose of or otherwise transfer any such shares of Common Stock during such Lock-up Period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(p)	Investment Company. For so long as any of the Securities remain outstanding, the Company and its subsidiaries will conduct their businesses in a manner so as to not be required to register under the Investment Company Act.

6. Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represent and warrant that:

(a)	Initial Purchasers Status, Resale Terms. It is a QIB and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(b)	Sale of Restricted Securities. It will sell the Securities as part of the initial offering only to persons reasonably believed by the Initial Purchasers to be QIBs; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Transfer Restrictions” contained in the Time of Sale Document and the Final Offering Memorandum.

(c)	General Solicitation and Directed Selling Efforts. (i) It has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, and (ii) none of the Initial Purchases, nor any of their affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities.

7. Conditions. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on each Closing Date of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)	Closing Deliverables. The Initial Purchasers shall have received on the applicable Closing Date:

(i)	Officers’ Certificate. A certificate dated the applicable Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct with the same force and effect as though expressly made at and as of the applicable Closing Date, (b) the Company has performed and complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the applicable Closing Date, (c) at the applicable Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would result in a Material Adverse Change, and (d) the sale of the Securities has not been enjoined (temporarily or permanently).

(ii)	Secretary’s Certificate. A certificate, dated the applicable Closing Date, executed by the Secretary of the Company, certifying such matters as the Representatives may reasonably request.

(iii)	Good Standing Certificates. A certificate evidencing qualification by such entity as a foreign corporation in good standing issued by the Secretary of State of California as of a date within five business days prior to the applicable Closing Date.

(iv)	Company Counsel Opinion. The opinion and negative assurance letter of Cooley LLP, counsel to the Company, dated the applicable Closing Date, in the form satisfactory to the Representatives.

(v)	Opinion of Intellectual Property Counsel for the Company. The opinion of Seed Intellectual Property Law Group PLLC, intellectual property counsel for the Company, dated the applicable Closing Date, with respect to certain intellectual property matters, in the form satisfactory to the Representatives.

(vi)	Initial Purchasers’ Counsel Opinion. An opinion letter and negative assurance letter, each dated the applicable Closing Date, of Latham & Watkins LLP, counsel to the Initial Purchasers, in form satisfactory to the Representatives covering such matters as are customarily covered in such letters.

(vii)

Comfort Letter. The Representatives shall have received from Ernst & Young LLP, the registered public or certified public accountants of the Company for the year ended December 31, 2016 and subsequent periods, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Representatives and its counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum, and (B) a customary “bring-down” comfort letter, dated the applicable Closing Date, in form and substance reasonably satisfactory to the Representatives and its counsel, to the effect that Ernst & Young LLP which includes, among other things, a reaffirmation of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(b)	No Material Adverse Change. Except as described in the Time of Sale Document and the Final Offering Memorandum, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Final Offering Memorandum.

(c)	No Hostilities. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any outbreak or escalation of hostilities involving the United States, including acts of terrorism, or other national or international calamity or crisis, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States as to make it, in the Representatives’ sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum or to enforce contracts for the sale of any of the Securities.

(d)

No Suspension in Trading; Banking Moratorium. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in the Company’s common stock shall have been suspended by the SEC or the NASDAQ or a suspension or limitation of trading generally in securities on the New York Stock Exchange, the NASDAQ, the NASDAQ Global Market, or the NASDAQ Capital Market, or any setting of limitations on prices for securities occurs on any such exchange or market, (ii) the declaration of a banking moratorium by any governmental authority has occurred or the taking of any action by any governmental authority after the date hereof in respect of its monetary or fiscal affairs, (iii) a suspension or limitation of trading in securities of the Company or (iv) a material disruption in settlement or clearing services that, in the case of clause (i) or (ii) of this paragraph, in the Representatives’ sole judgment, would reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

(e)	Listing. The Conversion Shares shall be listed on the NASDAQ.

(f)	Lock-Up. The Representatives shall have received an executed Lock-Up Agreement from each of the directors and executive officers set forth on Exhibit B.

(g)	Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of the Documents and the Transactions and all other legal matters relating of the offering, issuance and sale of the Securities and the Transactions shall be reasonably satisfactory in all material respects to counsel to the Initial Purchasers; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

8. Indemnification and Contribution.

(a)	Indemnification by the Company. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which any Initial Purchaser, affiliate, director, officer, employee, agent or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto; or

(ii)	the omission or alleged omission to state, in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to the provisions hereof, will reimburse, as incurred, any Initial Purchaser and its affiliates, directors, officers, employees, agents and each such controlling persons for any legal or other expenses incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, that the Company will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense arising out of, or was based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information set forth in Section 13. The indemnity agreement set forth in this Section shall be in addition to any liability that the Company may otherwise have to the indemnified parties.

(b)	Indemnification by the Initial Purchasers. Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, or was based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Representatives specifically for use therein as set forth in Section 13; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. The indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)

Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 8(a) or (b) above unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of Section 8(a) or the Company in the case of Section 8(b), representing the indemnified parties under such Section 8(a) or (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing, in advance, the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

(d)	Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for legal or other expenses as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or compromise of, or consent to the entry of such judgment.

(e)

Contribution. In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)	Equitable Consideration. The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to Section 8(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(e). Notwithstanding any other provision of this Section, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Initial Purchaser’s obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of Section 8(e), each director, officer, employee and affiliate of any Initial Purchaser, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as any Initial Purchaser, and each director, officer, and employee of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

9. Termination. The Representatives may terminate this Agreement (i) at any time prior to the applicable Closing Date by written notice to the Company if any of the events described in Sections 7(b) (No Material Adverse Change), 7(c) (No Hostilities) or 7(d) (No Suspension in Trading; Banking Moratorium) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted by this Agreement or (ii) on the applicable Closing Date if any condition described in Section 7 is not fulfilled or waived in writing by the Representatives on or prior to the applicable Closing Date. Any termination pursuant to this Section shall be without liability on the part of (a) the Company to the Initial Purchasers, except that the Company shall be obligated to reimburse the Initial Purchasers for all reasonable out of pocket expenses (including reasonable and documented fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representatives or (b) the Initial Purchasers to the Company, except, in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more of the Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses. In the event any such termination is effected after the closing of the purchase and sale of the Securities and the reimbursement of any fees and expenses of the Initial Purchasers as otherwise provided in this Agreement but prior to any closing with respect to the purchase and sale of any Option Securities, the Company shall only be obligated to reimburse the Initial Purchasers for their out out-of-pocket expenses (including the reasonable fees and disbursements of counsel), incurred after the closing of the purchase and sale of the Securities and in connection with the proposed purchase and sale of any Option Securities.

10. Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) the acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

11. Defaulting Initial Purchaser. If, on the applicable Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non defaulting Initial Purchasers to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the applicable Closing Date any Initial Purchaser shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or of the Company (provided that if such default occurs with respect to Option Securities after the Initial Closing Date, this Agreement will not terminate as to the Initial Securities purchased prior to such termination). Any action taken under this Section shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

12. No Fiduciary Relationship. The Company hereby acknowledges that each Initial Purchaser is acting solely as initial purchaser in connection with the purchase and sale of the Securities. The Company further acknowledges that each Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to the Company or their management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchasers to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary duty to the Company in connection with the transactions contemplated by this Agreement.

13. Information Supplied by the Representatives. The Company hereby acknowledges that, for purposes of Section 4(c) and Section 8, the only information that the Representatives have furnished to the Company specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum are the statements set forth in (a) the fourth paragraph, (b) the fifth sentence of the seventh paragraph and (c) the paragraph relating to stabilization by the Initial Purchasers, in each case, appearing under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

14. Miscellaneous.

(a) Notices. Notices given pursuant to any provision of this Agreement shall be in writing and delivered or sent by mail or facsimile transmission to the address as follows: (i) if to the Company, to: 12780 El Camino Real, San Diego, California 92130, Attention: Chief Legal Officer (Fax: (858) 777-3488), with a copy to: Cooley LLP, 4401 Eastgate Mall, San Diego, California 92121, Attention: Jason L. Kent, Esq. (fax: (858) 550-6420); and (ii) if to the Initial Purchasers, to: Jefferies LLC, 520 Madison Avenue, New York, New York 10022 (fax: (646) 619-4437), Attention: General Counsel; and to Barclays Capital Inc., 745 Seventh Avenue, New York, New York, 10019, (fax: (646) 834-8133), Attention: Syndicate Registration; with a copy to: Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, Attention: Gregory P. Rodgers, Esq. (Fax: (212) 751-4864) (or in any case to such other address as the person to be notified may have requested in writing).

(b)	Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers and to the extent provided in Section 8 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase.

(c)

Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the

Transactions, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Initial Purchasers and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)	Entire Agreement; Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)	Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)	Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h)	USA Patriot Act. The parties acknowledge that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2011)), the Initial Purchasers are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Initial Purchasers to properly identify their clients.

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Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers.

Very truly yours,

NEUROCRINE BIOSCIENCES, INC., a Delaware corporation

By:	/s/ Kevin Gorman
	Name:	Kevin Gorman
	Title:	Chief Executive Officer

Accepted and Agreed to:

For themselves and as Representatives of the several Initial Purchasers named in Schedule I hereto

By:	JEFFERIES LLC

By:	/s/ Dustin Tyner
Name:	Dustin Tyner
Title:	Managing Director

By:	BARCLAY CAPITAL INC.

By:	/s/ Michael Sherman
Name:	Michael Sherman
Title:	Managing Director

SCHEDULE I

INITIAL PURCHASERS

Initial Purchasers	Principal Amount
Jefferies LLC	$162,000,000
Barclays Capital Inc.	$162,000,000
J.P. Morgan Securities LLC	$51,750,000
Leerink Partners LLC	$51,750,000
Robert W. Baird & Co. Incorporated	$11,250,000
H.C. Wainwright & Co., LLC	$11,250,000

Total	$450,000,000

SCHEDULE II

PRICING SUPPLEMENT

PRICING TERM SHEET	CONFIDENTIAL
April 26, 2017

Neurocrine Biosciences, Inc.

Offering of

$450,000,000 Aggregate Principal Amount of

2.25% Convertible Senior Notes due 2024

The information in this pricing term sheet (this “Pricing Term Sheet”) supplements Neurocrine Biosciences, Inc.’s preliminary offering memorandum, dated April 25, 2017 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Terms used, but not defined, in this Pricing Term Sheet have the respective meanings set forth in the Preliminary Offering Memorandum. As used in this Pricing Term Sheet, “we,” “our” and “us” refer to Neurocrine Biosciences, Inc. and not to its subsidiaries.

Issuer	Neurocrine Biosciences, Inc.

Ticker / Exchange for Common Stock	NBIX / NASDAQ Global Select Market (“NASDAQ”).

Trade Date	April 27, 2017.

Settlement Date	May 2, 2017.

Notes	2.25% convertible senior notes due 2024 (the “Notes”).

Principal Amount	$450,000,000 (or, if the initial purchasers fully exercise their option to purchase additional Notes, solely to cover over-allotments, $517,500,000) aggregate principal amount of Notes.

Offering Price	100% of the principal amount of the Notes.

Maturity	May 15, 2024, unless earlier repurchased, redeemed or converted.

Stated Interest Rate	2.25% per annum.

Interest Payment Dates	May 15 and November 15 of each year, beginning on November 15, 2017.

Record Dates	May 1 and November 1.

Last Reported Sale Price per Share of Common Stock on NASDAQ on April 26, 2017	$53.28.

Conversion Premium	Approximately 42.50% above the Last Reported Sale Price per Share of Common Stock on NASDAQ on April 26, 2017.

Initial Conversion Price	Approximately $75.92 per share of our common stock.

Initial Conversion Rate	13.1711 shares of our common stock per $1,000 principal amount of Notes.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $436.6 million (or approximately $502.2 million if the initial purchasers fully exercise their option to purchase additional Notes), after deducting the initial purchasers’ discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include commercialization expenses, clinical trial and other research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments.

Book-Running Managers	Jefferies LLC
Barclays Capital Inc.
J.P. Morgan Securities LLC
Leerink Partners LLC

Co-Managers	Robert W. Baird & Co. Incorporated
H.C. Wainwright & Co., LLC

CUSIP / ISIN Numbers	64125C AC3 / US64125CAC38.

Increase to Conversion Rate in Connection with a Make-Whole Fundamental Change	If a make-whole fundamental change occurs and the conversion date for the conversion of a Note occurs during the related make-whole fundamental change conversion period, then, subject to the provisions described in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” the conversion rate applicable to such conversion will be increased by a number of shares set forth in the table below corresponding (after interpolation as described in the Preliminary Offering Memorandum under such caption) to the effective date and the stock price of such make-whole fundamental change:

	Stock Price
Effective Date	$53.28	$60.00	$70.00	$75.92	$85.00	$98.70	$120.00	$150.00	$200.00	$250.00
May 2, 2017	5.5976	4.5205	3.3851	2.8908	2.3049	1.6870	1.0953	0.6422	0.2897	0.1270
May 15, 2018	5.5976	4.3757	3.2071	2.7032	2.1127	1.5013	0.9342	0.5211	0.2224	0.0948
May 15, 2019	5.5976	4.2292	3.0054	2.4833	1.8793	1.2700	0.7324	0.3733	0.1448	0.0593
May 15, 2020	5.5976	4.0988	2.7806	2.2198	1.5784	0.9538	0.4563	0.1877	0.0622	0.0249
May 15, 2021	5.5976	4.0532	2.6251	2.0011	1.2561	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2022	5.5976	4.0132	2.5391	1.9132	1.1845	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2023	5.5976	3.7977	2.2240	1.6030	0.9364	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2024	5.5976	3.4957	1.1147	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such effective date or stock price are not set forth in the table above, then:

•

if such stock price is between two stock prices in the table above or the effective date is between two effective dates in the table above, then the number of additional shares will be determined by a straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table and the earlier and later effective dates in the table above, as applicable, based on a 365- or 366-day year, as applicable; and

•

if the stock price is greater than $250.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change—Adjustment of Stock Prices and Number of Additional Shares”), or less than $53.28 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 18.7687 shares of our common stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments—Generally.”

* * *

This communication is confidential and is intended for the sole use of the person to whom it is provided by the sender. The information in this Pricing Term Sheet does not purport to be a complete description of the Notes or the offering.

The offer and sale of the Notes and the shares of common stock, if any, issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the Notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act. The Notes and any shares of common stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described in the Preliminary Offering Memorandum under the caption “Transfer Restrictions.”

You should rely only on the information contained or incorporated by reference in the Preliminary Offering Memorandum, as supplemented by this Pricing Term Sheet, in making an investment decision with respect to the Notes.

Neither this Pricing Term Sheet nor the Preliminary Offering Memorandum constitutes an offer to sell or a solicitation of an offer to buy any Notes in any jurisdiction where it is unlawful to do so, where the person making the offer is not qualified to do so or to any person who cannot legally be offered the Notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A

Form of Lock-Up Agreement

                    , 2017

JEFFERIES LLC

BARCLAYS CAPITAL INC.

as Representatives of the

Initial Purchasers listed in Schedule I

of the Purchase Agreement

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

RE:	Neurocrine Biosciences, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.001 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out an offering (the “Offering”), pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), of Convertible Senior Notes (the “Notes”) for which Jefferies LLC (“Jefferies”) and Barclays Capital Inc. (“Barclays”) will act as the representatives of the several initial purchasers (the “Initial Purchasers”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and any other Initial Purchasers are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and in entering into a purchase agreement (the “Purchase Agreement”) with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Jefferies and Barclays (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the final offering memorandum used to sell the Notes (the “Lock-up Period”); provided, that the foregoing restrictions shall not apply to (1) the transfer of any or all of the Shares owned by the undersigned, either during the undersigned’s lifetime or on death, by gift, will or intestate succession to any immediate family member of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family and (2) the transfer or sale of any Shares or other securities solely to satisfy tax obligations related to the delivery of Shares pursuant to the vesting of restricted stock units granted to the undersigned; provided, however, that in the case of a transfer under subsection (1) above, it shall be a condition to such transfer that (y) the transferee executes and delivers to Jefferies and Barclays an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement and (z) no filing by any party under the Exchange Act or other public announcement reporting a reduction in the beneficial ownership of Shares held by the undersigned shall be required or shall be made voluntarily in connection with such transfer or disposition, and provided, further, that in the case of any transfer pursuant to subsection (2) above, any filing made under the Exchange Act or other public announcement shall indicate (in the notes thereto or otherwise) that the filing or announcement relates to the circumstances described in subsection (2). For the purposes of this paragraph, “immediate family” shall mean the spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor. In addition, notwithstanding the lock-up restrictions described herein, the undersigned may at any time after the date hereof (A) exercise any options or warrants to purchase Shares (including by cashless exercise to the extent permitted by the instruments representing such options or warrants); provided, however, that in any such case the Shares issued upon exercise shall remain subject to the provisions of this letter agreement, (B) enter into a trading plan (a “New Plan”) meeting the requirements of Rule 10b5-1 under the Exchange Act, relating to the sale of Shares, if then permitted by the Company and applicable law; provided that the Shares subject to such New Plan may not be sold during the Lock-Up Period and that no filing with the Commission or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith or (C) sell Shares pursuant to a written plan, existing as of the date hereof, meeting the requirements of Rule 10b5-1(c) under the Exchange Act, if then permitted by the Company and applicable law; provided that any filing made under the Exchange Act in connection therewith shall state that such sales were made pursuant to a written plan meeting the requirements of Rule 10b5-1(c) under the Exchange Act.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

It is understood that, if (i) the Company notifies Jefferies and Barclays in writing that it does not intend to proceed with the Offering, (ii) if the Purchase Agreement is not executed by May 31, 2017, or (iii) if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of the Notes to be sold thereunder, this letter agreement shall immediately be terminated and the undersigned shall automatically be released from all of his or her obligations under this letter agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. This letter agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Signature:

Printed Name:

Capacity:

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B

DIRECTORS AND EXECUTIVE OFFICERS

Kevin C. Gorman, Ph.D.

David-Alexandre Gros, M.D.

Christopher F. O’Brien, M.D.

Haig P. Bozigian, Ph.D.

Dimitri E. Grigoriadis, Ph.D.

Kyle Gano, Ph.D.

Malcolm Lloyd Smith

Darin Lippoldt

Eric Benevich

Joseph A. Mollica, Ph.D.

George J. Morrow

Gary A. Lyons

Corinne H. Nevinny

Richard F. Pops

Alfred W. Sandrock, Jr.

Stephen A. Sherwin, M.D.

William H. Rastetter, Ph.D.

B-1